CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-293297 on Form S-6 of our report dated April 14, 2026, relating to the financial statement of FT 12854, comprising Vest Large Cap Buffered 10 Portfolio, Series 98, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 14, 2026